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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-146888) and related Prospectus of XDx, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
December 7, 2007

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm